Exhibit 99
                   Family Dollar Reports June Sales


   MATTHEWS, N.C.--(BUSINESS WIRE)--July 12, 2007--Family Dollar Stores, Inc. (NYSE: FDO) reported that net sales for the five weeks ended July 7, 2007, increased 4.6% to approximately $645.8 million from $617.2 million for the comparable five-week period ended July 8, 2006. Total sales increases for the five-week period were strongest in food and seasonal categories, primarily toys and lawn and garden, while sales of apparel were softer. Comparable store sales for the five-week period increased 1.5% when compared with sales for the similar five-week period last year. The Company had 6,387 stores as of July 7, 2007, including 23 new stores opened in the fiscal June period.



                    Sales        Total Sales    Comparable Store Sales
(NRF Calendar)   (millions)         Change              Change
------------------------------ ---------------- ----------------------
June 2007            $   645.8           4.6%                  1.5%
Year-to-Date         $ 5,848.3           5.0%                  1.0%


   Outlook

   The Company expects that comparable store sales in the four-week period ending August 4, 2007, will increase 1-3% compared with the similar period in the prior year.

   Cautionary Statements

   Certain statements contained in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company's plans, activities or events which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Such risks, uncertainties and other factors include, but are not limited to:

   -- competitive factors and pricing pressures, including energy prices;

   -- changes in economic conditions;

   -- the impact of acts of war or terrorism;

   -- changes in consumer demand and product mix;

   -- unusual weather, natural disasters or pandemic outbreaks that may impact sales and/or operations;

   -- the impact of inflation;

   -- merchandise supply and pricing constraints;

   -- the Company's ability to attract and retain employees;

   -- changes in state or federal laws or regulations, including the effects of legislation and regulations on wage levels and entitlement programs;

   --  the success of merchandising and marketing programs;

   -- the Company's ability to successfully execute its ongoing operational functions;

   -- general transportation or distribution delays or interruptions;

   -- dependence on imports;

   -- changes in currency exchange rates, trade restrictions, tariffs, quotas, and freight rates;

   -- success of new store opening programs;

   -- costs and delays associated with building, opening and operating new distribution facilities and stores;

   -- costs, delays and/or failure to achieve results associated with the implementation of programs, systems and technology, including merchandising and supply chain processes, store technology, cooler installations and related food programs, Urban Initiative programs, and real estate expansion goals;

   -- changes in food and energy prices and their impact on consumer spending and the Company's costs.

   Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under "Cautionary Statement Regarding Forward-Looking Statements" or "Risk Factors" in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed or to be filed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

   About Family Dollar

   With more than 6,300 stores in a 44-state area ranging northwest to Idaho, northeast to Maine, southeast to Florida, and southwest to Arizona, Family Dollar is one of the fastest growing discount store chains in the United States. Family Dollar has provided value-conscious consumers with competitive prices at neighborhood stores for more than forty-six years. Offering a consistent selection of name-brand and good quality merchandise in an attractive and convenient shopping environment, the Company is focused on continuing to meet the needs of shoppers looking for excellent value.


    CONTACT: Family Dollar Stores, Inc.
             Investor Contact: Kiley F. Rawlins, CFA, 704-849-7496 krawlins@familydollar.com or
             Media Contact: Josh Braverman, 704-814-3447 jbraverman@familydollar.com